Exhibit 99.1

Press Release: Greif, Inc. provides update on second quarter to date results

On March 17, 2020, Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, currently plans to participate in upcoming virtual investor meetings. Given anticipated questions related to the impact of COVID-19 on the company's operations, Greif announced a narrow update today on recent company performance. The company's consolidated financial performance for second quarter to date (Feb. 1 through March 17, 2020) is in line with to slightly better than internally forecasted results.
While the ultimate financial impact of COVID-19 is uncertain, difficult to project and could negatively impact the company's consolidated financial performance during the rest of the fiscal year, to date COVID-19 has not had a material adverse effect on Greif that would cause a modification of its Fiscal 2020 financial guidance ($3.55 to $3.91 Class A earnings per share before adjustments) that was published on February 26, 2020. As noted by management on the investor call on February 27, 2020, the guidance range was deliberately wide given continued macroeconomic uncertainty and the still unquantifiable impact of the coronavirus on our global operations.
Greif continues to monitor COVID-19 events closely and is taking appropriate actions at the global, regional and local levels to support our colleagues and customers during this time of uncertainty.
Investor materials and presentations can be found at https://investor.greif.com/home/default.aspx.
About Greif, Inc.
Greif is a global leader in industrial packaging products and services and is pursuing its vision: In industrial packaging, be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, flexible products, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides filling, packaging and other services for a wide range of industries. In addition, Greif manages timber properties in the southeastern United States. The Company is strategically positioned in over 40 countries to serve global as well as regional customers. Additional information is on the Company's website at www.greif.com.
Note on guidance
Fiscal year 2020 Class A earnings per share on a GAAP basis is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses, timberland or properties, plants and equipment, net; non-cash asset impairment charges due to unanticipated changes in the business; restructuring-related activities; non-cash pension settlement (income) charges; or acquisition and integration costs, and the income tax effects of these items and other income tax-related events. No reconciliation of the fiscal year 2020 Class A earnings per share before adjustments guidance, a non-GAAP financial measure which excludes gains and losses on the disposal of businesses, timberland and properties, plants and equipment, non-cash pension settlement (income) charges, acquisition and integration costs, restructuring and impairment charges, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.
Forward-Looking Statements
Except for historical information, all other information in this release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the company's actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I, Item 1A under "Risk Factors" of the Company's most recently filed Form 10-K, as amended by the Company's subsequent filings with the Securities and Exchange Commission.  Such risks include the impact of public health epidemics affecting countries or regions in which we have operations or do business, such as COVID-19, which has been labelled a pandemic by the World

Health Organization. COVID-19 could negatively impact our employees, customers, supply chain and production, as well as global economies and financial markets.  These impacts could adversely affect demand for our products and our profitability, cash flows and financial results. At this point, the extent to which COVID-19 may impact our financial results is uncertain. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Investors: Matt Eichmann, Vice President, Investor Relations & Corporate Communications, 740-549-6067